EXHIBIT 23.3

                           L.P. MARTIN & COMPANY, P.C.
                               4132 INNSLAKE DRIVE
                           GLEN ALLEN, VIRGINIA 23060
                               PHONE: 804-346-2626
                                FAX: 804-346-9311


                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia


     We hereby consent to the incorporation by reference of the following reports prepared by us in two Registration Statements on Form S-8 of Apple Residential Income Trust, Inc. filed with the Securities and Exchange Commission by Apple Residential Income Trust, Inc., and in the Prospectus (including supplements thereto) included therein and to the references to us under "Experts" therein:

     (1) Our report dated December 16, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Copper Crossing Apartments for the twelve-month period ended October 31, 1997, (2) our report dated March 25, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Main Park Apartments for the twelve-month period ended December 31, 1997, (3) our report dated April 6, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Timberglen Apartments for the twelve-month period ended December 31, 1997, (4) our report dated April 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Copper Ridge Apartments for the twelve-month period ended February 28, 1998, (5) our report dated May 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Bitter Creek Apartments for the twelve-month period ended March 31, 1998, (6) our report dated July 16, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Summer Tree Apartments for the twelve-month period ended May 31, 1998, (7) our report dated July 17, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Park Village Apartments for the twelve-month period ended May 31, 1998, (8) our report dated July 21, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Cottonwood Crossing Apartments for the twelve-month period ended May 31, 1998, (9) our report dated May 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Pace's Point Apartments for the twelve-month period ended March 31, 1998, (10) our report dated May 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Pepper Square Apartments for the twelve-month period ended March 31, 1998, (11) our report dated May 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Emerald Oaks Apartments for the twelve-month period ended March 31, 1998, (12) our report dated May 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Hayden's Crossing Apartments for the twelve-month period ended March 31, 1998, (13) our report dated May 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Newport Apartments for the twelve-month period ended March 31, 1998, and (14) our report dated July 15, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Estrada Oaks Apartments for the twelve-month period ended June 30, 1998.

Richmond, Virginia
September 29, 1998                                  /s/ L. P. Martin & Co., P.C.